Exhibit 13.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Andrew L. Hopkins, Chief Executive Officer of Exscientia plc (the “Company”), and Ben R. Taylor, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 23, 2022
In Witness Whereof, the undersigned have set their hands hereto as of the 23rd day of March, 2022.

/s/Andrew L. Hopkins	/s/ Ben R. Taylor
Andrew L. Hopkins	Ben R. Taylor
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Exscientia plc under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.